EXHIBIT 99.1

                                  PRESS RELEASE

              3D SYSTEMS TO HOLD CONFERENCE CALL TO DISCUSS Q3 2003
                          AND NINE MONTHS 2003 RESULTS

VALENCIA, Calif. -- Nov. 3, 2003 -- 3D Systems Corp. (Nasdaq: TDSC) will hold a conference call to discuss Q3 2003 and Nine Months 2003 results on Monday, November 10, 2003, at 1:30 p.m. PST. To access the call, dial 877/613-8341 or 706/679-7620 internationally. A recording will be available two hours after the completion of the call for 7 days. To access the recording, dial 800/642-1687 or 706/645-9291 internationally and enter 3789294, the conference call ID number.

ABOUT 3D SYSTEMS

Founded in 1986, 3D Systems(R), the solid imaging company(SM), provides solid imaging productS and systems solutions that reduce the time and cost of designing products and facilitate direct and indirect manufacturing. Its systems utilize patented proprietary technologies to create physical objects from digital input that can be used in design communication, prototyping, and as functional end-use parts.

3D Systems offers a wide range of imaging, communication rapid prototyping and on demand manufacturing systems including the MJM product line (InVision 3-D printer and ThermoJet(R) solid object printer), SLA(R) (stereolithography) systems, SLS(R) (selective laser sintering) systems, and Accura(R) materials (including photopolymers, metals, nylons, engineering plastics, and thermoplastics).

More information on the company is available at www.3dsystems.com, or by phoning 888/337-9786, or 661/295-5600 ext. 2882 internationally, or email
moreinfo@3dsystems.com.

CONTACT:

     3D Systems Corp.
     Elizabeth Goode, 661-295-5600, ext. 2632
     goodee@3dsystems.com

          or

     Self & Associates
     Trudy Self, 909-336-5685 (Investor Relations) tmself@aol.com